SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported)   February 22, 2002
                                                       -----------------




                         Mobius Management Systems, Inc.
               (Exact Name of Registrant as Specified in Charter)

                         Commission File Number:  0-24077
                                                  -------


          Delaware                                    13-3078745
(State or other Jurisdiction of         (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                     120 Old Post Road, Rye, New York 10580
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (914) 921-7200
              (Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountant.

     On February 22, 2002, Mobius Management Systems, Inc. (the "Company") appointed PricewaterhouseCoopers LLP as the independent accounting firm to audit the financial statements of the Company for the year ended June 30, 2002, and dismissed KPMG LLP (the "Former Accountants"). This decision was approved by the Audit Committee of the Board of Directors.

     During the Company's two most recent fiscal years and the subsequent interim period through February 22, 2002, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountants, would have caused them to make reference to the subject matter of the disagreement in their report. None of the Former Accountants' reports on the Company's consolidated financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two fiscal years ended June 30, 2001, and the subsequent interim period through February 22, 2002, the Company did not consult with PricewaterhouseCoopers LLP regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

     In addition, none of the reportable events listed in Item 304 (a)(1)(v) of Regulation S-K occurred with respect to the Registrant during the Registrant's two most recent fiscal years and the subsequent interim period preceding the resignation of the Former Accountants.

     A letter from the Former Accountants addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-K is filed as an Exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

          (c)   Exhibits

16.1 Letter from KPMG LLP addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  March 1, 2002



                              MOBIUS MANAGEMENT SYSTEMS, INC.

                              By: /s/ Peter Takiff
                                  Peter Takiff
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)